AMENDMENT TO THE

SECURITIES PURCHASE AGREEMENT

This Amendment to the Securities Agreement (this "Amendment") is entered into this 25th of August, 2022 by and between the Verde Bio Holdings, Inc., a Nevada corporation (the “Company”) and GHS Investments LLC (“GHS”).

RECITALS

WHEREAS, reference is made to that certain Securities Purchase Agreement dated July 29, 2022 (as the same may be amended from time to time, the "SPA"), by and between the Company and GHS;

WHEREAS, the Company and GHS desire to amend the SPA to correct certain disclosures made in the Disclosure Schedules of the SPA as set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the SPA as follows:

1.Capitalized Terms. Capitalized terms used in this Amendment and not otherwise defined shall have the meanings ascribed to them in the SPA.

2.Amendment to Section 3.1(dd). Section 3.1(dd) is hereby replaced and amended in its entirety to read as follows:

“Accountants.   The Company’s accounting firm is set forth on Schedule 3.1(dd) of the Disclosure Schedules.  To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending April 30, 2022."

3.Amendment to Schedule 3.1(dd). Schedule 3.1(dd) is hereby amended so as to remove the reference to “Saturn Group” as its “accounting firm”, and replace it with “Sadler, Gibb & Associates LLC, certified public accountant, 344 West 13800 South, Draper, UT 84020”.

4.Relation to SPA. This Amendment amends the SPA as set forth herein and shall be deemed an integrated part of the SPA. Accordingly, unless amended herein, each of the provisions of the SPA shall apply to the interpretation, construction and enforcement of this Amendment. To the extent that the specifically expressed provisions of this Amendment conflict with the provisions of the SPA, the specifically expressed provisions of this Amendment shall control and supersede with respect to the subject matter hereof.

5.Ratification and Affirmation. Except as expressly amended as set forth herein, all other provisions of the SPA are hereby ratified and affirmed and shall remain in full force and effect.

6.Entire Agreement. The SPA, as amended by this Amendment, constitutes the entire understanding between the parties thereto with respect to its subject matter, and all prior and contemporaneous negotiations, representations, agreements and understandings, whether written or oral, are merged into, extinguished and completely expressed by the IRA, as amended hereby.

7.Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument, and any such counterpart executed and delivered via facsimile transmission or via email with scan or email attachment will be deemed an original for all intents and purposes.

[signatures on following pages]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date and year first above written.

VERDE BIO HOLDINGS, INC.
a Nevada corporation

By:

Name:

Title:

GHS INVESTMENTS LLC

By:

Name:

Title:

A-1